EXHIBIT 11.1

                               Asahi/America, Inc.
                Computation of Weighted Average Number of Common
                    and Common Equivalent Shares Outstanding



                                                     For the three months ended,
                                                     ---------------------------
                                                        1996             1997
                                                        ----             ----
Weighted average common shares outstanding             2,856,484       3,340,000

Common equivalent shares                                  24,903               0
                                                      -----------      ---------

Weighted average number of common and
common equivalent shares outstanding                   2,881,387       3,340,000
                                                       =========       =========



                                                     For the six months ended,
                                                     -------------------------
                                                        1996             1997
                                                        ----             ----
Weighted average common shares outstanding             2,598,242       3,340,000

Common equivalent shares                                  12,452             281
                                                     -----------       ---------

Weighted average number of common and
common equivalent shares outstanding                   2,610,694       3,340,281
                                                       =========       =========